Exhibit 5.13

Stikeman Elliott LLP    Barristers & Solicitors

5300 Commerce Court West, 199 Bay Street, Toronto, Canada  M5L 1B9

Tel: (416) 869-5500    Fax: (416) 947-0866    www.stikeman.com

March 18, 2009

North American Palladium Ltd.

Dear Sirs/Mesdames:

Re:  North American Palladium Ltd.

Reference is made to the short form base shelf prospectus (the “Prospectus”) forming part of the registration statement on Form F-10 filed by North American Palladium Ltd. with the U.S. Securities and Exchange Commission.

We hereby consent to the reference to our firm name in the Prospectus under the headings “Legal Matters”, “Documents Filed as Part of the Registration Statement” and “Enforceability of Civil Liabilities”.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.

Yours truly,

(signed) STIKEMAN ELLIOTT LLP

TORONTO

MONTREAL

OTTAWA

CALGARY

VANCOUVER

NEW YORK

LONDON

SYDNEY